UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________
FORM 8-K
____________________________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2024
____________________________________________________________
IBEX Limited
(Exact name of registrant as specified in its charter)
____________________________________________________________

Bermuda	001-38442	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1717 Pennsylvania Avenue NW, Suite 825
Washington, District of Columbia 20006
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (202) 580-6200
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common shares, par value of $0.0001	IBEX	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company               ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.               ☐

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On November 19, 2024 (the “Closing Date”), IBEX Limited (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with The Resource Group International Limited, an exempted company incorporated in Bermuda and the Company’s controlling shareholder (“TRGI”), pursuant to which the Company purchased from TRGI 3,562,341 issued and outstanding common shares, par value $0.0001 per share, of the Company (the “Company Shares”) for an aggregate price of $70 million, of which $45 million was paid in cash and $25 million was paid in the form of a convertible promissory note (the “Seller Note”), issued by the Company to TRGI on the Closing Date (the consummation of such transaction, the “Closing”). Following the Closing, TRGI directly owns of record 1,786,091 issued and outstanding Company Shares.

Call Option Agreement

On the Closing Date and immediately following the Closing, the Company entered into a call option agreement (the “Option Agreement”) with TRGI, pursuant to which TRGI has granted to the Company an option to purchase any other Company Share “beneficially owned” (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by TRGI, directly or indirectly, whether now or in the future, upon the occurrence of a change in control of TRGI (as defined in the Option Agreement) during the next four years. The exercise price per share for such call option shall be equal to the volume weighted average trading price of a Company Share on the Nasdaq Global Market during the 30 days immediately prior to the exercise date.

Seller Note

On the Closing Date, the Company issued to TRGI the Seller Note, with a principal amount of $25 million (the “Loan”) to fund the repurchase of the Company Shares from TRGI under the Purchase Agreement. The Loan bears interest at 7% per annum, which interest is payable in cash monthly in arrears within 15 days following the end of each month. The Company may prepay the Loan in whole or in part at any time without penalty or premium.

TRGI may elect to convert all of the then unpaid principal and accrued but unpaid interest under the Loan, in whole but not in part, into the number of Company Shares at a Conversion Price (as defined in the Seller Note) any time during the 15 days following November 18, 2025 and during the 15 days following each six month anniversary of November 18, 2025. In addition, the Company shall repay TRGI in cash in an amount equal to the outstanding principal and interest amount of the Seller Note if the Company consummates a change in control (as defined in the Seller Note) while the Seller Note remains outstanding.

The Seller Note has no fixed maturity date and will terminate upon the earlier of (i) prepayment in full of the Seller Note and (ii) the date that all of the outstanding principal and accrued but unpaid interest amounts of the Loan have been converted into Company Shares.

The foregoing description of the Option Agreement and the Seller Note does not purport to be complete and is qualified in its entirety by reference to the complete text of each of the Option Agreement and the Seller Note, a copy of which is filed herewith as Exhibit 10.1 and Exhibit 10.2 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Items 1.01 of this report is hereby incorporated by reference into this Item 2.03 insofar as it relates to the Seller Note, which is a direct financial obligation of the Company.

Item 3.02. Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 of this report is hereby incorporated by reference into this Item 3.02 insofar as it relates to the Seller Note, which may constitute an unregistered sale of equity securities of the Company.

Item 7.01. Regulation FD Disclosure.
A copy of the press release announcing the matters described above is attached to this report as Exhibit 99.1 and incorporated herein by reference. The information contained in Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of the Exchange Act, or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No. Description
10.1 Call Option Agreement, dated November 19, 2024, by and between the Company and TRGI
10.2 Convertible Promissory Note, dated November 19, 2024, issued by the Company to TRGI
99.1 Press Release, dated November 19, 2024
104 Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBEX LIMITED
(Registrant)

Date: November 20, 2024	/s/ Robert Dechant
(Signature)
	Name:	Robert Dechant
	Title:	Chief Executive Officer